UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 24, 2014

Rocket Fuel Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36071	30-0472319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Seaport Blvd.
Redwood City, CA 94063
(Address of principal executive offices, including zip code)
(650) 595-1300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On November 24, 2014, Manu Thapar joined Rocket Fuel Inc. (the "Company") as Senior Vice President of Research and Development. This newly created position will oversee all of the Company's engineering and technology teams. Prior to joining the Company, Mr. Thapar served in various technology leadership roles, including positions at Angie's List, Wal-Mart.com, MySpace and Yahoo!. Mr. Thapar holds a Bachelor of Engineering degree in Electrical Engineering from Punjab University and a Doctor of Philosophy degree in Computer Systems from Stanford University.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Abhinav Gupta, the Company's co-founder and Vice President of Engineering, will assist Mr. Thapar as he takes on his new position. Mr. Gupta will then transition to a company-wide strategic adviser role, reporting to the Chief Executive Officer. He will no longer be a Section 16 reporting officer as of November 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKET FUEL INC.

By: /s/ JOANN C. COVINGTON
JoAnn C. Covington Vice President, General Counsel and Chief Privacy Officer

Date: November 24, 2014